                                    36
                                                                      EXHIBIT 21

                           SEAWAY FOOD TOWN, INC.

                         SUBSIDIARIES OF REGISTRANT


         At the fiscal year ended August 28, 1999 the Company had the following subsidiaries, all of which are included in the consolidated financial statements:

                                                                           State in
                                             Percentage of voting           which
              Name                            Securities owned          incorporated
              ----                            ----------------          ------------
Northern Distributing Co.                            100                     Ohio
Gruber's Food Town, Inc.                             100                   Michigan
Tracy & Avery Food Town, Inc.                        100                     Ohio
Fjord Properties, Inc.                               100                   Michigan
Valley Farm Distributing Company                     100                     Ohio
Third Fjord Properties, Inc.                         100                     Ohio
Third Fjord Properties Community
  Urban Redevelopment Corp.                          100                     Ohio
Fifth Fjord Properties, Inc.                         100                   Michigan
Fifth Fjord Properties of
  Ohio, Inc.                                         100                     Ohio
Seaway Properties, Inc.                              100                     Ohio
Custer Pharmacy, Inc.                                100                   Michigan
Buckeye Discount, Inc.                               100                     Ohio
Seaway Milk Processing, Inc.                         100                     Ohio
Monroe Acquisition Corporation                       100                   Michigan
JRHW6 Corporation                                    100                   Michigan
The Pharm of Michigan, Inc.                          100                   Michigan

   The following affiliate is accounted for on the equity basis:

Port Clinton Realty Co.
  (Partnership)                                       39                      N/A